Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No.1 to Form S-1 and related Prospectus of FAT Brands Inc. of our report dated April 27, 2020, relating to the consolidated financial statements of FAT Brands Inc., appearing in the Annual Report on Form 10-K of FAT Brands Inc. for the fiscal year ended December 29, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Squar Milner LLP

Los Angeles, CA

June 25, 2020